UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2022

PRIVETERRA ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40021	85-3940478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 SE 2nd Street, Suite 600 Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (754) 220-9229

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	PMGMU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	PMGM	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Class A common stock at an exercise price of $11.50	PMGMW	The Nasdaq Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement.

Business Combination Agreement

On December 12, 2022, Priveterra Acquisition Corp., a Delaware corporation (the “Company” or “Priveterra”), entered into a business combination agreement (the “Business Combination Agreement”) by and among the Company, Priveterra Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and AEON Biopharma, Inc., a Delaware corporation (“AEON”). The Business Combination Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into AEON, with AEON surviving as a wholly owned subsidiary of the Company (the “Merger”). Upon the closing of the Merger (the “Closing”), the Company will change its name to “AEON Biopharma, Inc.” The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.”

The Business Combination Agreement and the transactions contemplated thereby were approved by the boards of directors of each of the Company and AEON.

Consideration and Structure

Under the Business Combination Agreement, the Company will acquire all of the outstanding equity interests of AEON (including equity interests issued upon conversion of the outstanding convertible notes of AEON) in exchange for shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), based on an implied AEON equity value of $165,000,000, to be paid to AEON stockholders at the effective time of the Merger, except that 809,000 shares of the Company’s Class A Common Stock otherwise issuable as merger consideration shall be held back to satisfy the exercise of certain of AEON’s convertible notes upon the maturity thereof. In addition, upon the achievement of certain clinical development milestones, certain AEON stockholders will be entitled to receive up to 16,000,000 additional shares of Class A Common Stock (the “Earnout Shares”), which will be issued as follows: (i) 1,000,000 shares of Class A Common Stock, if, on or before June 30, 2025, AEON has commenced a Phase 3 clinical study for the treatment of chronic or episodic migraine; (ii) 4,000,000 shares of Class A Common Stock, if, on or before November 30, 2026, AEON has received from the U.S. Food and Drug Administration (the “FDA”) acceptance for review of the Biologics License Application (the “BLA”) submitted by AEON for the treatment of cervical dystonia; (iii) 4,000,000 shares of Class A Common Stock, if, on or before June 30, 2029, AEON has received from the FDA acceptance for review of the BLA submitted by AEON for the treatment of episodic migraine, provided that this number will increase to 11,000,000 shares of Class A Common Stock if this milestone is reached prior to FDA acceptance for review of the BLA submitted by AEON for the treatment of chronic migraine; and (iv) 7,000,000 shares of Class A Common Stock if, on or before June 30, 2028, AEON has received from the FDA acceptance for review of the BLA submitted by AEON for the treatment of chronic migraine, provided, however, that if AEON has achieved the episodic migraine milestone pursuant to the proviso to the foregoing clause (iii) entitling AEON shareholders to 11,000,000 shares of Class A common stock, the contingent consideration in this clause (iv) shall be reduced to 0 shares of Class A common stock.

Pursuant to the Business Combination Agreement, at the effective time of the Merger, each option, whether vested or unvested, exercisable for AEON equity that is outstanding immediately prior to the effective time of the Merger shall be assumed by the Company and continue in full force and effect on the same terms and conditions as are currently applicable to such options, subject to adjustments to exercise price and number of shares of Class A Common Stock issued upon exercise.

Representations, Warranties and Covenants

The parties to the Business Combination Agreement have agreed to customary representations and warranties for transactions of this type. In addition, the parties to the Business Combination Agreement agreed to be bound by certain customary covenants for transactions of this type, including, among others, covenants with respect to the conduct of AEON, the Company and their respective subsidiaries during the period between execution of the Business Combination Agreement and Closing. The representations, warranties, agreements and covenants of the parties set forth in the Business Combination Agreement will terminate at Closing, except for those covenants and agreements that, by their terms, contemplate performance after Closing. Each of the parties to the Business Combination Agreement has agreed to use its reasonable best efforts to take or cause to be taken all actions and things necessary to consummate and expeditiously implement the Merger.

Interim Financing Arrangements

Under the Business Combination Agreement, from and after the date thereof, AEON shall use reasonable best efforts, as promptly as practicable following the Closing, to enter into with one or more AEON stockholders a financing arrangement with the Company or AEON in an aggregate principal amount of $20,000,000 and in accordance with the terms agreed by the Company and AEON (the “AEON Stockholder Interim Financing Commitments”). In the event that the Closing has not occurred by March 1, 2023, AEON shall cause the AEON stockholders, or a third-party financing source identified by AEON, to provide AEON with a bridge loan in the amount of $4,000,000 (the “AEON Bridge Loan”). Any such AEON Bridge Loan shall be consummated on or before March 7, 2023 unless otherwise agreed to by the Company and AEON. In the event (i) that the Closing has not occurred by the earlier of (x) the date on which the S-4 Registration Statement has been declared effective under the Securities Act and (y) April 1, 2023 (the “Priveterra Bridge Loan Date”), and (ii) the AEON Stockholder Interim Financing Arrangements have been entered into and remain into effect as of the Priveterra Bridge Loan Date, then then the Company shall cause the Sponsor, or a third-party financing source identified by the Sponsor, to provide, AEON with a bridge loan in the amount of $8,000,000 (the “Priveterra Bridge Loan”); provided, that in the event the S-4 Registration Statement has not been filed with the SEC on or prior to December 23, 2022, but only to the extent such delay is not the result of a breach by Priveterra of its obligations, then for each day between December 23, 2022 and the date on which the S-4 Registration Statement is initially filed with the SEC, clause (y) of the definition of the Priveterra Bridge Loan Date shall automatically be extended by one day; provided, further, that in the event that the AEON Stockholder Interim Financing Commitments have not been entered into and delivered to Priveterra on or prior to January 3, 2023, and remain in effect as of such date, then for each day between January 3, 2023 and the date on which the AEON Stockholder Interim Financing Commitments have been entered into and delivered to the Company, clause (y) of the d definition of the Priveterra Bridge Loan Date shall automatically be extended by one day.

Conditions to Closing

Under the Business Combination Agreement, the obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, without limitation: (i) the approval and adoption of the Business Combination Agreement and transactions contemplated thereby by requisite vote of the Company’s stockholders (the “Company Stockholder Approval”), the sole stockholder of Merger Sub (the “Merger Sub Stockholder Approval”) and AEON’s stockholders (the “AEON Stockholder Approval”); (ii) the expiration or termination of the applicable waiting period (or any extensions thereof, or any timing agreements, understandings or commitments obtained by request or other action of the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice, as applicable) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the absence of a Priveterra Material Adverse Effect or Company Material Adverse Effect (each, as defined in the Business Combination Agreement) since the date of the Business Combination Agreement that is continuing; (iv) after giving effect to the transactions contemplated by the Business Combination Agreement, the Company has net tangible assets of at least $5,000,001 upon consummation of the Merger; (v) the Company’s initial listing application with Nasdaq in connection with the transactions contemplated by the Business Combination Agreement has been approved and, immediately following the effective time of the Merger, the Company has satisfied any applicable initial and continuing listing requirements of Nasdaq and the shares of the Company’s Class A Common Stock have been approved for listing on Nasdaq, subject only to official notice of the issuance thereof; (vi) the S-4 Registration Statement (as defined below) has become effective, no stop order has been issued by the Securities and Exchange Commission (the “SEC”) and remains in effect with respect to the S-4 Registration Statement, and no proceeding seeking such a stop order has been threatened or initiated by the SEC and remains pending; and (vii) no applicable governmental, regulatory or administrative authority has issued a order having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Business Combination Agreement (including the Closing). In addition, AEON’s obligations to consummate the Merger is subject to the condition that the Available Closing Cash (as defined in the Business Combination Agreement) shall be greater than or equal to $45,000,000 (after reduction for the aggregate amount of payments made or required to be made in connection with the Priveterra Stockholder Redemption (as defined in the Business Combination Agreement) and Priveterra’s transaction expenses) and the amount of funds committed to Priveterra or AEON pursuant to any Interim Financing Arrangement (as defined in the Business Combination Agreement).

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, without limitation, (i) by mutual written consent of the Company and AEON; (ii) by the Company or AEON, if AEON or the Company or Merger Sub, as applicable, has breached any of its respective representations, warranties, agreements or covenants contained in the Business Combination Agreement, such failure or breach would render certain conditions precedent to the Closing incapable of being satisfied, and such breach or failure is not cured or cannot be cured within the earlier of (a) 15 days of notice thereof, and (b) March 1, 2023 (the “Termination Date”); provided, that in the event the S-4 Registration Statement has not been filed with the SEC on or prior to December 23, 2022, but only to the extent such delay is not the result of a breach by Priveterra of its obligations, then for each day between December 23, 2022 and, then for each day between December 23, 2022 and the date on which the S-4 Registration Statement is initially filed with the SEC, the Termination Date shall be automatically extended by one day, (y) without duplication with any extension pursuant to the preceding clause, by one day for each day between January 3, 2023 and the date on which the AEON Stockholder Interim Financing Commitments have been entered into and delivered to the Company in the event that the AEON Stockholder Interim Financing Commitments have not been entered into and delivered to the Company on or prior to January 3, 2023, and remain in effect as of such date, and (z) by an additional three months (after giving effect to any prior extension of the Termination Date) in the event the conditions to the Merger have generally been satisfied other than the S-4 Registration Statement becoming effective and such other conditions that by their nature are to be satisfied at the Closing and (b) a breach of the covenants or obligations of the other party (AEON, on one hand, or the Company or Merger Sub, on the other hand) seeking to terminate the Business Combination Agreement did not proximately cause the failure to consummate the Merger; (iv) by the Company or AEON, in the event an applicable governmental, regulatory or administrative authority has issued a final and non-appealable order having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Business Combination Agreement; (v) by the Company or AEON if the Company’s stockholder meeting to vote on the Merger has concluded and the Company Stockholder Approval was not obtained; or (vi) by the Company, if the AEON Stockholder Approval is not obtained within 48 hours following the date that the S-4 Registration Statement becomes effective.

If the Business Combination Agreement is validly terminated, none of the parties to the Business Combination Agreement will have any liability or any further obligation under the Business Combination Agreement other than customary confidentiality obligations, except in the case of Willful Breach or Fraud (each, as defined in the Business Combination Agreement).

A copy of the Business Combination Agreement is filed with this Current Report on Form 8-K (this “Current Report”) as Exhibit 2.1 and is incorporated herein by reference, and the foregoing descriptions of the Business Combination Agreement and the Merger do not purport to be complete and are qualified in their entirety by references thereto. The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The Business Combination Agreement is being filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the Business Combination Agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of the Business Combination Agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders and reports and documents filed with the SEC. Investors and security holders are not third-party beneficiaries under the Business Combination Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification.

Other Agreements

The Business Combination Agreement contemplates the execution of various additional agreements and instruments, on or before the Closing, including, among others, the following:

Sponsor Support Agreement

In connection with the execution of the Business Combination Agreement, Priveterra Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), as the sole holder of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock”) and other Persons party thereto (“Other Company Insiders”, and together with the Sponsor, collectively, the “Company Insiders”), entered into a support agreement with the Company and AEON (the “Sponsor Support Agreement”). Under the Sponsor Support Agreement, the Sponsor agreed to vote, at any meeting of the stockholders of the Company and in any action by written consent of the stockholders of the Company, all of such Sponsor’s Class B Common Stock and 5,280,000 warrants, each of which is exercisable for one share of Class A Common Stock at a price of $11.50 per share (the “Private Placement Warrants”) (together with any other Equity Securities of Priveterra that the Sponsor holds of record or beneficially, as of the date of the Sponsor Support Agreement, or of which the Sponsor acquires record or beneficial ownership after the date thereof, collectively, the “Subject Priveterra Equity Securities”) (i) in favor of (a) the Business Combination Agreement and the transactions contemplated thereby and (b) the other proposals that the Company and AEON agreed in the Business Combination Agreement shall be submitted at such meeting for approval by the Company’s stockholders together with the proposal to obtain the Company Stockholder Approval, (ii) approval of the Company’s amended and restated charter to change its name, removing those provisions applicable to a special purpose acquisition company and certain other modifications (the “Required Transaction Proposals”) and (iii) against any proposal that conflicts with, or materially impedes or interferes with any Required Transaction Proposals or that would adversely affect or delay the Merger. The Sponsor Support Agreement also prohibits the Sponsor from, among other things and subject to certain exceptions, selling, assigning or transferring any Subject Priveterra Equity Securities held by the Sponsor or taking any action that would have the effect of preventing or materially delaying the Sponsor from performing his, her or its obligations under the Sponsor Support Agreement. In addition, in the Sponsor Support Agreement, the Sponsor agreed to waive, and not to assert or perfect, among other things, any rights to adjustment or other anti-dilution protections with respect to the rate at which the shares of Class B Common Stock held by the Sponsor convert into shares of Class A Common Stock in connection with the transactions contemplated by the Business Combination Agreement.

The Sponsor Support Agreement also restricts the ability of the Sponsor to transfer its shares of Class A Common Stock (or any securities convertible into or exercisable or exchangeable for shares of Class A Common Stock) (the “Sponsor Lock-up”), subject to certain permitted transfers (including transfers to Priveterra’s officers or directors, any affiliates or family members of any Priveterra’s officers or directors, any members or partners of the Sponsor or their affiliates, any affiliates of the Sponsor or any employees of such affiliates), until the earliest of the one-year anniversary of the Closing and the Effective Time or the termination of the Business Combination Agreement in accordance with its terms (the “Sponsor Lock-Up Period”); provided, however, that (ii)50% of such shares held by the Sponsor are subject to early release from the Sponsor Lock-Up if the volume weighted average price of Priveterra’s Class A Common Stock exceeds $12.50 per share on the principal exchange on which Priveterra’s Class A Common Stock is then listed or quoted for any 20 trading days within any consecutive 30-trading day period commencing at least 150 days following the Closing Date; and (ii) the remaining 50% of such shares held by the Sponsor are subject to early release from the Sponsor Lock-Up if the volume weighted average price of Priveterra’s Class A Common Stock exceeds $15.00 per share on the principal exchange on which Priveterra’s Class A Common Stock is then listed or quoted for any for 20 trading days within any 30-trading day period commencing at least 150 days following the Closing Date.

Pursuant to the Sponsor Support Agreement, subject to, and conditioned upon the occurrence of and effective immediately after the Closing, 50% of the Sponsor Shares (i.e., 3,450,000 Sponsor Shares) (the “Contingent Founder Shares”) shall be subject to the restrictions and forfeiture provisions set forth in the Sponsor Support Agreement. The Contingent Founder Shares shall, except as otherwise provided, become free of the provisions set forth in Section 2 of the Sponsor Support Agreement as follows: (i) 1,000,000 of the Contingent Founder Shares (the “Migraine Phase 3 Contingent Founder Shares”) shall vest upon the achievement of the conditions for the issuance of the Migraine Phase 3 Contingent Consideration Shares on or prior to the Migraine Phase 3 Outside Date in accordance with the terms of Section 2.2(a)(i) of the Business Combination Agreement; (ii) 1,000,000 of the Contingent Founder Shares (the “CD BLA Contingent Founder Shares”) shall vest upon the achievement of the conditions for the issuance of the CD BLA Contingent Consideration Shares on or prior to the CD BLA Outside Date in accordance with the terms of Section 2.2(a)(ii) of the Business Combination Agreement; and (iii) 1,450,000 of the Contingent Founder Shares (the “Episodic/Chronic Migraine Contingent Founder Shares”) shall vest upon the earlier of (x) the achievement of the conditions for the issuance of the Episodic Migraine Contingent Consideration Shares on or before the Episodic Migraine Outside Date in accordance with the terms of Section 2.2(a)(iii) of the Business Combination Agreement and (y) the achievement of the conditions for the issuance of the Chronic Migraine Contingent Consideration Shares on or before the Chronic Migraine Outside Date in accordance with the terms of Section 2.2(a)(iv) of the Business Combination Agreement.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Support Agreement, a copy of which is attached as Exhibit A to Exhibit 2.1 hereto, and the terms of which are incorporated herein by reference.

AEON Stockholder Support Agreement

In connection with the execution of the Business Combination Agreement, certain AEON stockholders (the “AEON Supporting Stockholders”) entered into support agreements with the Company (the “AEON Stockholder Support Agreements”). Under the AEON Stockholder Support Agreements, each AEON Supporting Stockholder agreed, within 48 hours following the effectiveness of the S-4 Registration Statement, to execute and deliver a written consent with respect to all outstanding shares of AEON common stock and preferred stock held by such AEON Supporting Stockholder (the “Subject AEON Shares”) approving the Business Combination Agreement and the transactions contemplated thereby. In addition to the foregoing, each AEON Supporting Stockholder agreed that, at any meeting of the holders of AEON capital stock, each such AEON Supporting Stockholder will appear at the meeting, in person or by proxy, and cause its Subject AEON Shares to be voted (i) to approve and adopt the Business Combination Agreement, the transactions contemplated thereby, and any other matters necessary or reasonably requested by AEON for consummation of the Merger; and (ii) against any proposal that conflicts or materially impedes or interferes with, or would adversely affect or delay, the consummation of the transactions contemplated by the Business Combination Agreement.

The AEON Stockholder Support Agreement also prohibits, with certain exceptions, the AEON Supporting Stockholders from, among other things, (i) transferring any of the Subject AEON Shares; (ii) entering into (a) any option, commitment or other arrangement that would require the AEON Support Stockholders to transfer the Subject AEON Shares or (b) any voting trust, proxy or other contract with respect to the voting or transfer of the Subject AEON Shares; or (iii) taking any action in furtherance of the foregoing. In addition, under the AEON Support Agreement, each AEON Supporting Stockholder agreed (i) not to exercise any rights of appraisal or dissenter’s rights relating to the Business Combination Agreement and the transactions contemplated thereby,(ii) not to commence or participate in any claim or action against AEON, the Company or any of their affiliates relating to the negotiation, execution or delivery of the AEON Support Agreement or the Business Combination Agreement and (iii) waive any right to payments upon liquidation of AEON pursuant to AEON’s governing documents or any other contract.

Additionally, the AEON Stockholder Support Agreements also restrict the ability of the applicable AEON Supporting Stockholders from selling, assigning, or transferring their shares of Class A Common Stock (or any securities convertible into or exercisable or exchangeable for shares of Class A Common Stock) (the “Lock-Up”), subject to certain permitted transfers, until the earliest of (i) the one-year anniversary of the Closing and (ii) the date upon which there occurs the completion of a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the public stockholders of AEON having the right to exchange their Common Stock for cash, securities or other property (such period, the “Lock-Up Period”); provided, however, that (i) 50% of such shares held by the AEON Supporting Stockholders are subject to early release from the Lock-Up if the volume weighted average price of Priveterra’s Class A Common Stock exceeds $12.50 per share on the principal exchange on which Priveterra’s Class A Common Stock is then listed or quoted for any 20 trading days within any 30 consecutive trading-day period commencing at least 150 days following the Closing Date, and (ii) the remaining 50% of such shares held by the AEON Supporting Stockholders are subject to early release from the Lock-Up if the volume weighted average price of Priveterra’s Class A Common Stock exceeds $15.00 per share on the principal exchange on which Priveterra’s Class A Common Stock is then listed or quoted for any 20 trading days within any 30 consecutive trading-day period commencing at least 150 days following the Closing Date.

The foregoing description of the AEON Stockholder Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the AEON Stockholder Support Agreement, a form of which is attached as Exhibit B-1 to Exhibit 2.1 hereto, and the terms of which are incorporated herein by reference.

AEON Noteholder Support Agreement

In connection with the execution of the Business Combination Agreement, certain AEON noteholders (the “AEON Noteholders”) entered into noteholder support agreements with the Company (each a “AEON Noteholder Support Agreement”). Under the AEON Noteholder Support Agreement, each AEON Noteholder agreed, immediately prior to the Closing, to exercise the conversion rights under such AEON Noteholder’s existing AEON convertible notes to convert all existing AEON convertible notes held by such AEON Noteholder into the maximum number of shares of AEON common stock into which such existing AEON convertible notes are convertible, in accordance with the terms thereof (the “Conversion,” and such shares of AEON common stock, the “AEON Conversion Shares”). Under the AEON Noteholder Support Agreements, each AEON Noteholder agreed, within 48 hours following the effectiveness of the S-4 Registration Statement, to execute and deliver a written consent with respect to all equity securities at such time such AEON Noteholder is the record or beneficial owner of (“AEON Covered Securities”) approving the Business Combination Agreement and the transactions contemplated thereby. In addition to the foregoing and to the extent applicable, each AEON Noteholder agreed that, at any meeting of the holders of AEON capital stock, each such AEON Noteholder will appear at the meeting, in person or by proxy, and cause its AEON Covered Securities to be voted (i) to approve and adopt the Business Combination Agreement, the transactions contemplated thereby, and any other matters necessary or reasonably requested by AEON for consummation of the Merger; and (ii) against any proposal that conflicts or materially impedes or interferes with, or would adversely affect or delay, the consummation of the transactions contemplated by the Business Combination Agreement.

Under the AEON Noteholder Support Agreement, each AEON Noteholder party thereto waives (i) any and all rights to participate in or receive, and any claims of any portion of, the Contingent Consideration payable to certain of the AEON Stockholders in accordance with the terms of the Business Combination Agreement; (ii) waives any and all notice or preemptive rights that such AEON Noteholder may otherwise be entitled pursuant to the Investors’ Rights Agreement dated April 19, 2017 or any other contract or arrangement that such AEON Noteholder may have with AEON; (iii) any and all rights under the terms of each existing AEON note held by such AEON Noteholder to demand or receive any payment of cash or other property in respect of such existing AEON note from any person except for the receipt of the AEON Conversion Shares upon the Conversion of such existing AEON note, and (iv) in respect of any AEON preferred stock owned by such AEON Noteholder, waives any right to payments upon liquidation of AEON pursuant to AEON’s governing documents or any other contract. Each AEON Noteholder also agreed that, with respect to shares Class A Common Stock received in respect of their AEON Conversion Shares, such AEON Noteholder shall be bound by and subject to the terms of the Amended and Restated Bylaws of the Company which will be adopted and effective as of the Closing, including the lock-up provisions contained therein.

The foregoing description of the AEON Noteholder Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the AEON Noteholder Support Agreement, a form of which is attached as Exhibit B-2 to Exhibit 2.1 hereto, and the terms of which are incorporated herein by reference.

Amended and Restated Registration Rights Agreement

In connection with the Closing, the Company, certain stockholders of the Company (including the Sponsor) and certain stockholders of AEON will enter into an Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, each signatory thereto (other than the Company) will be granted certain registration rights with respect to their respective shares of Class A Common Stock.

The foregoing description of the A&R Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the A&R Registration Rights Agreement, a form of which is attached as Exhibit C to Exhibit 2.1 hereto, and the terms of which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 12, 2022, the Company issued a press release announcing that on December 12, 2022, it executed the Business Combination Agreement. A copy of the press release is furnished hereto as Exhibit 99.l.

Furnished as Exhibit 99.2 hereto is the investor presentation that will be used by the Company in connection with the Merger.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Item 7.01, including Exhibits 99.1 and 99.2.

Important Information About the Merger and Where to Find It

A full description of the terms of the Merger will be provided in the S-4 Registration Statement to be filed with the SEC by the Company (the “S-4 Registration Statement”), which will include a prospectus with respect to the Company’s securities to be issued in connection with the Merger and a proxy statement with respect to the stockholder meeting of the Company to vote on the Merger. The Company urges its stockholders and other interested persons to read, when available, the preliminary proxy statement/prospectus included in the S-4 Registration Statement and the amendments thereto and the definitive proxy statement/prospectus, as well as other documents filed with the SEC, because these documents will contain important information about the Company, AEON and the Merger. After the S-4 Registration Statement is declared effective, the definitive proxy statement/prospectus to be included in the S-4 Registration Statement will be mailed to stockholders of the Company as of a record date to be established for voting on the proposed Merger. Once available, stockholders will also be able to obtain a copy of the S-4 Registration Statement, including the proxy statement/prospectus, and other documents filed with the SEC without charge, at the SEC’s website at www.sec.gov, or by directing a request to: Priveterra Acquisition Corp., 300 SE 2nd Street, Suite 600, Fort Lauderdale, FL 33301.

Participants in the Solicitation

The Company and its directors and executive officers may be considered participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Merger described in this Current Report under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in the Company’s Annual Report on Form 10-K, filed with the SEC on March 28, 2022, and is available free of charge at the SEC’s website at www.sec.gov or by directing a request to: Priveterra Acquisition Corp., Attn: Secretary, 300 SE 2nd Street, Suite 600, Fort Lauderdale, FL 33301.

Aeon and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed Merger. A list of the names of such directors and executive officers and information regarding their interest in the proposed Merger will be contained in the S-4 Registration Statement when available.

Forward-Looking Statements

Certain statements, estimates, targets and projections in this Current Report may be considered forward-looking statements. Forward-looking statements generally relate to future events involving, or future performance of, the Company or AEON. In some cases, you can identify forward-looking statements by terminology such as “pro forma”, “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, and AEON and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Merger; (ii) the outcome of any legal proceedings that may be instituted against the Company, AEON, the combined company or others following the announcement of the Merger and any definitive agreements with respect thereto; (iii) the inability to complete the Merger due to the failure to obtain approval of the stockholders of the Company or AEON or to satisfy other conditions to closing; (iv) changes to the proposed structure of the Merger that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Merger; (v) the ability to meet stock exchange listing standards following the consummation of the Merger; (vi) the risk that the Merger disrupts current plans and operations of AEON as a result of the announcement and consummation of the Merger; (vii) the ability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, the ability to identify, develop and commercialize product candidates, the initiation, cost, timing, progress or results of current or planned preclinical studies and clinical trials, product acceptance and/or receipt of regulatory approvals for product candidates, including related milestones, the plans, strategies and objectives of management for future operations, the beliefs and assumptions of management regarding future events, potential markets or market size, or technological developments, competition and advancement of research and development activities in the biopharma industry, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and retain its management and key employees, costs related to the Merger, changes in applicable laws or regulations, the possibility that AEON or the combined company may be adversely affected by other economic, business, regulatory, and/or competitive factors; (viii) AEON’s estimates of expenses and profitability, the evolution of the markets in which AEON competes, the ability of AEON to implement its strategic initiatives and continue to innovate its existing product candidates, the ability of AEON to defend its intellectual property and satisfy regulatory requirements, the impact of the COVID-19 pandemic on AEON’s business; and (ix) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s final prospectus dated February 11, 2021, relating to its initial public offering and other risks and uncertainties indicated from the time to time in the definitive proxy statement to be delivered to the Company’s stockholders and related S-4 Registration Statement, including those set forth under “Risk Factors” therein, and other documents filed to be filed with the SEC by the Company.

No Offer or Solicitation

This Current Report is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Merger and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1†	Business Combination Agreement, dated as of December 12, 2022, by and among Priveterra Acquisition Corp., Priveterra Merger Sub, Inc. and AEON Biopharma, Inc.

99.1	Press Release, dated December 12, 2022

99.2	Investor Presentation, dated December 12, 2022

104	Cover Page Interactive Data File (formatted in Inline XBRL document)

†	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Priveterra Acquisition Corp.

By:	/s/ Oleg Grodnensky
Name:	Oleg Grodnensky
Title:	Chief Operating Officer and Chief Financial Officer

Dated: December 12, 2022

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